Exhibit 99.2

Fourth Quarter 2021 Earnings Supplemental Three and Twelve Months Ended December 31, 2021 www.globalmedicalreit.com NYSE: GMRE

GLOBAL MEDICAL REIT

Corporate Information and Analyst Coverage

Executive Team	
Jeffrey Busch	Chief Executive Officer, Chairman and President
Alfonzo Leon	Chief Investment Officer
Danica Holley	Chief Operating Officer
Bob Kiernan	Chief Financial Officer and Treasurer
Jamie Barber	General Counsel and Corporate Secretary

Board of Directors	
Jeffrey Busch	Chief Executive Officer, Chairman and President
Henry Cole	Lead Independent Director and Compensation Committee Chair
Paula Crowley	Director
Matthew Cypher, Ph.D.	ESG Committee Chair
Zhang Huiqi	Director
Ronald Marston	Nominating and Corporate Governance Committee Chair
Dr. Roscoe Moore	Director
Lori Wittman	Audit Committee Chair

Sell-Side Analyst Coverage

Firm	Name	Email	Phone
Baird	Dave Rodgers	drodgers@rwbaird.com	216.737.7341
Berenberg Capital	Connor Siversky	connor.siversky@berenberg-us.com	646.949.9037
BMO	Juan Sanabria	juan.sanabria@bmo.com	312.845.4074
B. Riley Securities	Bryan Maher	bmaher@brileyfbr.com	646.885.5423
Colliers Securities	Barry Oxford	barry.oxford@colliers.com	203.961.8573
Compass Point	Merrill Ross	mross@compasspointllc.com	202.534.1392
Janney	Robert Stevenson	robstevenson@janney.com	646.448.3028
KeyBanc	Jordan Sadler	jsadler@key.com	917.368.2280
Stifel	Stephen Manaker	manakers@stifel.com	212.271.3716

Corporate Information

Corporate Headquarters	Stock Exchange Listing	Transfer Agent	Investor Relations
2 Bethesda Metro Center, Suite 440	New York Stock Exchange	American Stock Transfer & Trust Company	Stephen Swett – stephen.swett@icrinc.com; 203.682.8377
Bethesda, MD 20814	**Ticker:** GMRE	800.937.5449	

4Q-2021| Earnings Supplemental

2

GLOBAL MEDICAL REIT

Select Quarterly Financial Data

(unaudited, and in thousands, except per share and unit amounts)

As of Period End (unless otherwise specified)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Market capitalization (common and OP)	$ 1,181,831	$ 968,877	$ 972,832	$ 820,135	$ 668,999
Market price per share - common	$ 17.75	$ 14.70	$ 14.76	$ 13.11	$ 13.06
Common shares and OP units outstanding	66,582	65,910	65,910	62,558	51,225
Preferred equity	$ 74,959	$ 74,959	$ 74,959	$ 74,959	$ 74,959
Common equity	$ 547,826	$ 540,762	$ 548,230	$ 506,942	$ 369,846
Noncontrolling interest	$ 14,792	$ 14,504	$ 14,066	$ 13,918	$ 12,955
Total equity	$ 637,577	$ 630,225	$ 637,255	$ 595,819	$ 457,760
Investment in real estate, gross	$ 1,343,003	$ 1,311,509	$ 1,260,324	$ 1,186,475	$ 1,142,905
Borrowings:					
Credit Facility - revolver, gross	$ 172,600	$ 155,700	$ 101,100	$ 73,500	$ 175,200
Credit Facility - term loan, gross	$ 350,000	$ 350,000	$ 350,000	$ 350,000	$ 350,000
Notes payable, gross	$ 57,769	$ 58,041	$ 65,326	$ 65,582	$ 65,772
Weighted average interest rate for quarter	2.88%	3.04%	3.17%	3.17%	3.22%
Debt Covenants:					
Leverage ratio (as defined in Credit Facility)	43.0%	42.9%	40.8%	41.1%	51.7%
Fixed charge coverage ratio for quarter (1.50x minimum allowed)	3.38	3.19	3.01	2.88	2.77

Three Months Ended	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Rental revenue	$ 30,312	$ 29,967	$ 28,200	$ 27,325	$ 24,895
Interest expense	$ 4,809	$ 4,830	$ 5,020	$ 5,037	$ 5,064
G&A expenses	$ 3,934	$ 3,852	$ 4,285	$ 4,383	$ 4,426
Depreciation and amortization expenses	$ 12,653	$ 11,942	$ 11,427	$ 10,853	$ 10,138
Operating expenses	$ 4,525	$ 3,973	$ 3,303	$ 3,687	$ 2,612
Total expenses	$ 25,926	$ 24,615	$ 24,097	$ 24,026	$ 22,338
Net income attributable to common stockholders	$ 3,804	$ 3,689	$ 2,553	$ 1,756	$ 1,063
Net income per share	$ 0.06	$ 0.06	$ 0.04	$ 0.03	$ 0.02
Wtd. avg. basic and diluted common shares (GAAP)	64,326	64,204	61,194	52,671	48,496
FFO*	$ 15,587	$ 15,828	$ 14,108	$ 12,694	$ 11,249
FFO per share and unit*	$ 0.23	$ 0.23	$ 0.22	$ 0.23	$ 0.22
AFFO*	$ 16,380	$ 16,429	$ 14,998	$ 13,556	$ 12,383
AFFO per share and unit*	$ 0.24	$ 0.24	$ 0.23	$ 0.24	$ 0.24
Wtd. avg. common shares, OP and LTIP units	68,214	68,109	65,113	56,317	52,076

4Q-2021| Earnings Supplemental * See page 9 for a reconciliation of non-GAAP financial measures for Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) and pages 16 and 17 for definitions.

3

GLOBAL MEDICAL REIT

Business Summary

FOURTH QUARTER OPERATING SUMMARY

- Net income attributable to common stockholders was $3.8 million, or $0.06 per diluted share, as compared to $1.1 million, or $0.02 per diluted share, in the comparable prior year period.
- Funds from Operations ("FFO") of $0.23 per share and unit, as compared to $0.22 per share and unit in the comparable prior year period.
- Adjusted Funds from Operations ("AFFO") of $0.24 per share and unit, which is the same as the comparable prior year period.
- Increased total revenue 21.7% year-over-year to $30.3 million, primarily driven by the Company's acquisition activity.

COMMON AND PREFERRED DIVIDENDS

- On December 10, 2021, the Board of Directors (the "Board") declared a:
  - $0.205 per share cash dividend to common stockholders and unitholders of record as December 27, 2021, which was paid on January 10, 2022.
  - $0.46875 per share cash dividend to holders of record as of January 15, 2022 of the Company's Series A Preferred Stock, which was paid on January 31, 2022.

INVESTMENT ACTIVITY

Completed Acquisitions, Facility Expansion and Disposition

- During the fourth quarter, completed (i) four acquisitions, encompassing an aggregate 110,659 leasable square feet, for an aggregate purchase price of $25.9 million at a weighted average cap rate of 7.2%, and (ii) a $6.8 million expansion of our Mercy Rehabilitation Hospital in Oklahoma City, OK that is expected to generate an 11.8% annual cash return.
- During 2021, completed 20 acquisitions encompassing an aggregate 652,155 leasable square feet, for an aggregate purchase price of $189.1 million at a weighted average cap rate of 7.5%. Including the $6.8 million expansion that was funded during the fourth quarter, the Company invested $195.9 million during 2021 at a weighted average cap rate of 7.6%.
- From January 1, 2022 through February 25, 2022, completed one acquisition, encompassing 17,713 leasable square feet for a purchase price of $5.1 million at a cap rate of 7.1%.
- On October 13, 2021, sold a medical office building in Prescott, Arizona, receiving gross proceeds of $5.5 million and generating a gain of $1.1 million.

CAPITAL MARKETS AND DEBT ACTIVITY

- In the fourth quarter of 2021, we generated $11.3 million in gross proceeds from "at-the-market" ("ATM") equity offerings at an average offering price of $17.02 per share. For the full year 2021 we generated $212.6 million in gross proceeds from equity issuances, including ATM offerings and an underwritten offering that was completed in March.
- Leverage as of December 31, 2021 was 43.0%, compared to 51.7% as of December 31, 2020.
- As of February 25, 2022, we had unutilized borrowing capacity under the revolver component of our credit facility of $222.5 million.
- Since December 31, 2021, we have generated $8.3 million in gross proceeds from ATM equity offerings at an average offering price of $17.38 per share.

4Q-2021| Earnings Supplemental

4

GLOBAL MEDICAL REIT

ESG Summary

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) UPDATE

- Our business values integrate environmental sustainability, social responsibility, and strong governance practices throughout our Company. We base our ESG approach on three pillars: alignment, access and authenticity.
- On February 1, 2022, we issued our inaugural Corporate Social Responsibility Report, which is available at https://www.globalmedicalreit.com/about/corporate-responsibility/

Environment

- Our 2020 GRESB score was 42, compared to our 2019 GRESB score of 21. We believe this increase is due to our continued efforts to collect and document our tenants' energy usage data.
- We incorporate climate risks and environmental sustainability assessments in our due diligence process. During the fourth quarter of 2021, we initiated the implementation of utility and energy audits to be performed by third-party engineering consultants during the due diligence phase of our acquisitions. The energy consumption data that we collect will be used to assess facilities' carbon emission levels. Capturing and tracking this information will help inform future mitigation and remediation efforts where possible.
- We are exploring ways to mitigate climate risk, should it be present, in our acquisition strategy, as well as ways to contribute to the reduction of climate impact through proactive asset management that looks for ways to incorporate renewable energy resources and energy utilization reduction.
- We stand with our communities, tenants, and stockholders in supporting meaningful solutions that address this global challenge and contribute to the sustainability of our business objectives.

Social

- Our commitment to employee engagement remains a high-priority, as we continue to make accommodations for health, safety, and work-life balance. With this commitment in mind, and with the compensation committee of the Board's leadership, we conducted an employee survey that covered a comprehensive range of subjects related to our employees' attitudes about our work culture, compensation components, as well as demographic and identification data.
- On November 1, 2021, we signed a partnership agreement with United Way to conduct a pilot program that has since provided over 1,000 rides for non-emergency medical appointments and other healthcare-related necessities in the Greater Phoenix Metro Area. Rides are available to anyone in the coverage area with demonstrated need and are provided to any qualified healthcare-related destination. The leading use case for these rides has been for travel to and from medical, dental, and eye appointments at 60%, followed by pharmacy-related travel at 15%.
- Our Board continues to lead our social and governance efforts. With its diverse composition, our Board is a strong example of inclusive leadership. Our Board has been recognized by Women on Boards and our executive team reflects our demographically diverse staff.

Governance

- The Board has continued to improve our corporate governance structure by adopting an anti-hedging and anti-pledging policy, executive equity ownership guidelines, and an incentive compensation recoupment (clawback) policy. The Board has also formed a standing ESG committee that will oversee the Company's environmental, social, governance and resilience efforts. Previously, our Board provided this oversight through an informal ESG working group.

4Q-2021| Earnings Supplemental

5

GLOBAL MEDICAL REIT

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Revenue					
Rental revenue	$ 30,312	$ 29,967	$ 28,200	$ 27,325	$ 24,895
Other income	32	16	61	24	35
Total revenue	**30,344**	**29,983**	**28,261**	**27,349**	**24,930**
Expenses					
General and administrative	3,934	3,852	4,285	4,383	4,426
Operating expenses	4,525	3,973	3,303	3,687	2,612
Depreciation expense	9,046	8,639	8,292	7,848	7,364
Amortization expense	3,607	3,303	3,135	3,005	2,774
Interest expense	4,809	4,830	5,020	5,037	5,064
Preacquisition expense	5	18	62	66	98
Total expenses	**25,926**	**24,615**	**24,097**	**24,026**	**22,338**
Income before gain on sale of investment property	4,418	5,368	4,164	3,323	2,592
Gain on sale of investment property	1,069	-	-	-	-
Net income	$ 5,487	$ 5,368	$ 4,164	$ 3,323	$ 2,592
Less: Preferred stock dividends	(1,455)	(1,455)	(1,455)	(1,455)	(1,455)
Less: Net income attributable to noncontrolling interest	(228)	(224)	(156)	(112)	(74)
Net income attributable to common stockholders	**$ 3,804**	**$ 3,689**	**$ 2,553**	**$ 1,756**	**$ 1,063**
Net income attributable to common stockholders per share - basic and diluted	$ 0.06	$ 0.06	$ 0.04	$ 0.03	$ 0.02
Weighted average shares outstanding – basic and diluted	64,326	64,204	61,194	52,671	48,496

4Q-2021| Earnings Supplemental

6

GLOBAL MEDICAL REIT

Condensed Consolidated Balance Sheets

(unaudited, and in thousands)

	As of December 31 2021	As of September 30, 2021	As of June 30, 2021	As of March 31, 2021	As of December 31, 2020
Assets					
Investment in real estate:					
Land	$ 152,060	$ 149,249	$ 145,424	$ 133,040	$ 128,857
Building	985,091	964,169	931,510	883,901	851,427
Site improvements	19,021	18,017	17,011	15,669	15,183
Tenant improvements	58,900	56,156	53,730	50,596	49,204
Acquired lease intangible assets	127,931	123,918	112,649	103,269	98,234
	1,343,003	1,311,509	1,260,324	1,186,475	1,142,905
Less: accumulated depreciation and amortization	(143,255)	(130,284)	(117,720)	(105,779)	(94,462)
Investment in real estate, net	1,199,748	1,181,225	1,142,604	1,080,696	1,048,443
Cash and cash equivalents	7,213	6,030	5,821	5,304	5,507
Restricted cash	5,546	5,839	6,549	6,096	5,246
Tenant receivables, net	6,070	5,126	4,886	5,585	5,596
Due from related parties	163	275	265	229	103
Escrow deposits	5,957	5,970	5,531	5,163	4,817
Deferred assets	25,417	24,422	23,050	21,676	20,272
Derivative asset	1,236	219	137	136	-
Goodwill	5,903	5,903	5,903	5,903	5,903
Other assets	6,232	8,297	5,219	5,530	5,019
Total assets	$ 1,263,485	$ 1,243,306	$ 1,199,965	$ 1,136,318	$ 1,100,906
Liabilities and Equity					
Liabilities:					
Credit Facility, net	$ 514,567	$ 497,203	$ 442,140	$ 420,216	$ 521,641
Notes payable, net	57,162	57,397	64,620	64,810	64,937
Accounts payable and accrued expenses	10,344	11,065	8,080	7,230	7,279
Dividends payable	15,668	15,309	15,251	14,482	12,470
Security deposits	4,540	4,600	4,385	4,367	4,340
Derivative liability	7,790	12,070	13,814	14,603	18,086
Other liabilities	7,709	7,104	5,983	6,793	6,171
Acquired lease intangible liability, net	8,128	8,333	8,437	7,998	8,222
Total liabilities	625,908	613,081	562,710	540,499	643,146
Equity:					
Preferred stock ($77,625 liquidation preference)	74,959	74,959	74,959	74,959	74,959
Common stock	65	64	64	61	49
Additional paid-in capital	711,414	700,206	700,038	648,949	504,789
Accumulated deficit	(157,017)	(147,562)	(138,088)	(127,480)	(116,773)
Accumulated other comprehensive loss	(6,636)	(11,946)	(13,784)	(14,588)	(18,219)
Total Global Medical REIT Inc. stockholders' equity	622,785	615,721	623,189	581,901	444,805
Noncontrolling interest	14,792	14,504	14,066	13,918	12,955
Total equity	637,577	630,225	637,255	595,819	457,760
Total liabilities and equity	$ 1,263,485	$ 1,243,306	$ 1,199,965	$ 1,136,318	$ 1,100,906

4Q-2021| Earnings Supplemental

7

Condensed Consolidated Statements of Cash Flows 8 (unaudited, and in thousands) Year Ended December 31, 2021 2020 Operating activities Net income (loss) $ 18,342 $ (2,499) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation expense 33,825 26,747 Amortization of acquired lease intangible assets 12,963 9,567 Amortization of above market leases, net 520 504 Amortization of debt issuance costs and other 1,982 1,450 Stock - based compensation expense 5,810 5,319 Capitalized preacquisition costs charged to expense 168 131 Reserve for uncollectible receivables, net 183 963 Gain on sale of investment property (1,069) — Other 62 (16) Changes in operating assets and liabilities: Tenant receivables (657) (1,602) Deferred assets (5,298) (5,761) Other assets and liabilities 12 (247) Accounts payable and accrued expenses 1,924 1,562 Security deposits 200 129 Accrued management fees due to related party — (1,727) Net cash provided by operating activities 68,967 34,520 Investing activities Purchase of land, buildings, and other tangible and intangible assets and liabilities (192,255) (217,675) Internalization - cash paid for acquisition of former advisor, net of cash acquired of $559 — (5,093) Net proceeds from sale of investment property 5,479 — Escrow deposits for purchase of properties 1,576 180 Loans (made to) repayments received from related parties (60) 28 Capital expenditures on existing real estate investments (9,405) (1,112) Net cash used in investing activities (194,665) (223,672) Financing activities Net proceeds received from common equity offerings 205,522 53,088 Escrow deposits required by third party lenders (2,716) (1,539) Proceeds from notes payable — 14,800 Repayment of notes payable (8,003) (419) Proceeds from Credit Facility 221,600 238,400 Repayment of Credit Facility (224,200) (64,550) Payment of debt issuance costs (6,177) (1,294) Dividends paid to common stockholders, and OP Unit and LTIP Unit holders (52,500) (39,944) Dividends paid to preferred stockholders (5,822) (5,822) Net cash provided by financing activities 127,704 192,720 Net increase in cash and cash equivalents and restricted cash 2,006 3,568 Cash and cash equivalents and restricted cash — beginning of period 10,753 7,185 Cash and cash equivalents and restricted cash — end of period $ 12,759 $ 10,753 4Q - 2021| Earnings Supplemental.

GLOBAL MEDICAL REIT

Reconciliation of FFO, AFFO, EBITDA*re*, and Adjusted EBITDA*re*

(unaudited, and in thousands, except per share and unit amounts)

FFO and AFFO	Three Months Ended December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Net income	$ 5,487	$ 5,368	$ 4,164	$ 3,323	$ 2,592
Preferred stock dividends	(1,455)	(1,455)	(1,455)	(1,455)	(1,455)
Depreciation and amortization expense	12,624	11,915	11,399	10,826	10,112
Gain on sale of investment property	(1,069)	-	-	-	-
FFO	$ 15,587	$ 15,828	$ 14,108	$ 12,694	$ 11,249
Amortization of above market leases, net	202	173	85	60	32
Straight line deferred rental revenue	(1,170)	(1,369)	(1,374)	(1,404)	(1,344)
Stock-based compensation expense	1,242	1,241	1,612	1,715	1,928
Amortization of debt issuance costs and other	514	538	505	425	420
Preacquisition expense	5	18	62	66	98
AFFO	$ 16,380	$ 16,429	$ 14,998	$ 13,556	$ 12,383
Net income attributable to common stockholders per share – basic and diluted	$ 0.06	$ 0.06	$ 0.04	$ 0.03	$ 0.02
FFO per share and unit	$ 0.23	$ 0.23	$ 0.22	$ 0.23	$ 0.22
AFFO per share and unit	$ 0.24	$ 0.24	$ 0.23	$ 0.24	$ 0.24
Weighted Average Common Shares, OP and LTIP Units:					
Common shares	64,326	64,204	61,194	52,671	48,496
OP units	1,702	1,707	1,753	1,764	1,941
LTIP units	2,186	2,198	2,166	1,882	1,639
Total Weighted Average Shares and Units	68,214	68,109	65,113	56,317	52,076

EBITDA*re* and Adjusted EBITDA*re*	Three Months Ended December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Net income	$ 5,487	$ 5,368	$ 4,164	$ 3,323	$ 2,592
Interest expense	4,809	4,830	5,020	5,037	5,064
Depreciation and amortization expense	12,653	11,942	11,427	10,853	10,138
Gain on sale of investment property	(1,069)	-	-	-	-
EBITDA*re*	$ 21,880	$ 22,140	$ 20,611	$ 19,213	$ 17,794
Stock-based compensation expense	1,242	1,241	1,612	1,715	1,928
Amortization of above market leases, net	202	173	85	60	32
Preacquisition expense	5	18	62	66	98
Adjusted EBITDA*re*	$ 23,329	$ 23,572	$ 22,370	$ 21,054	$ 19,852

4Q-2021| Earnings Supplemental
See page 16 for definitions of FFO, AFFO, EBITDA*re*, and Adjusted EBITDA*re*.
9

Capitalization and Dividend Summary 10 4Q - 2021| Earnings Supplemental (unaudited, and in thousands, except per share data) (1) Redeemable by the Company on or after September 15, 2022 at redemption price ($25 per share) plus accrued and unpaid dividends. (2) Based on the closing price of the Company’s common stock of $17.75 on December 31, 2021. $- $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 $1,800,000 Debt Preferred Equity Common Equity and OP Units $57,769 $350,000 $172,600 Revolver Term Credit Facility Other Capitalization Summary Debt As of December 31, 2021 Credit Facility, gross $ 522,600 Notes Payable, gross 57,769 Total Debt $ 580,369 Preferred Equity Series A Cumulative Redeemable Preferred Stock (1) $ 74,959 Common Equity/OP Units Common Stock (64,880 shares) (2) $ 1,151,620 OP Units (1,702 units) (2) 30,211 Total Common Equity/OP Units 1,181,831 Total Capitalization $ 1,837,159 Capitalization Statistics Debt Statistics: As of December 31, 2021 Weighted Average Interest Rate 2.87% Weighted Average Maturity 4.28 years Leverage Ratio 43.0% Fixed Charge Coverage Ratio 3.38x Preferred Stock Statistics: As of December 31, 2021 Shares Outstanding 3,105 Liquidation Preference Per Share $25.00 Dividend Rate 7.50% Common Stock Statistics: As of December 31, 2021 Shares Outstanding 64,880 Stock Price $17.75 Annual Dividend Yield 4.62% Target AFFO Payout Ratio 80% - 85% Dividend Summary Common Dividends Record Date Payment Date Dividend (per share) 3/24/2021 4/8/2021 0.205 6/24/2021 7/8/2021 0.205 9/24/2021 10/8/2021 0.205 12/27/2021 1/10/2022 0.205 Total $ 0.82 Preferred Dividends Record Date Payment Date Dividend (per share) 4/15/2021 4/30/2021 0.46875 7/15/2021 8/2/2021 0.46875 10/15/2021 11/1/2021 0.46875 1/15/2022 1/31/2022 0.46875 Total $ 1.87500

GLOBAL MEDICAL REIT

Acquisitions

2021 Completed Acquisitions

Date	Property	City, State	Leasable Square Feet		Contractual Purchase Price (in thousands)		Annualized Base Rent (in thousands)	Capitalization Rate
1/12/2021	El Paso Cardiology	El Paso, TX	27,750	$	9,850	$	767	7.8%
1/15/2021	DaVita & VA	Syracuse, NY	35,809		6,091		499	8.2%
1/15/2021	West El Paso ASC	El Paso, TX	22,700		9,500		688	7.2%
3/9/2021	Kindred Health Behavioral	Fort Worth, TX	33,997		17,400		1,332	7.7%
	First Quarter Total		**120,256**	**$**	**42,841**	**$**	**3,286**	**7.7%**
4/6/2021	St. Lucie Surgery Center	Port St. Lucie, FL	14,000	$	4,725	$	353	7.5%
4/13/2021	Physicians Primary Care	Cape Coral, FL	81,581		31,200		2,234	7.2%
4/16/2021	DaVita & Amsurg ASC	Dallas, TX	20,296		6,250		441	7.1%
4/19/2021	Stanford / Altru	East Grand Forks, MN	61,995		9,600		695	7.2%
4/21/2021	Fresenius Kidney Care	Coos Bay, OR	10,144		6,400		495	7.7%
6/2/2021	Mercy Health	Caledonia, MI	14,157		3,825		303	7.9%
6/2/2021	Tallahassee Primary Care Associates, PA	Tallahassee, FL	32,000		9,000		663	7.4%
	Second Quarter Total		**234,173**	**$**	**71,000**	**$**	**5,184**	**7.3%**
7/28/2021	Forsyth Professional Building	Forsyth, IL	51,437	$	19,150	$	1,416	7.4%
7/29/2021	Charleston Oncology	North Charleston, SC	26,256		7,000		512	7.3%
9/15/2021	Munster Professional Center	Munster, IN	21,318		6,600		531	8.0%
9/30/2021	Piedmont Athens Regional Medical Center	Athens, GA	18,000		5,275		420	8.0%
9/30/2021	Hialeah Medical Office Building	Hialeah, FL	70,056		11,300		896	7.9%
	Third Quarter Total		**187,067**	**$**	**49,325**	**$**	**3,775**	**7.7%**
12/3/2021	Internists of Central PA	Lemoyne, PA	17,675	$	5,050	$	352	7.0%
12/13/2021	St. Mary's Healthcare System	Athens, GA	7,460		2,000		160	8.0%
12/16/2021	Lake Ambulatory Cancer Center	Mentor, OH	50,049		10,085		722	7.2%
12/20/2021	SW Ortho Specialists	Oklahoma City, OK	35,475		8,775		627	7.1%
	Fourth Quarter Total (1)		**110,659**	**$**	**25,910**	**$**	**1,861**	**7.2%**
	2021 Total/Weighted Average (1)		**652,155**	**$**	**189,076**	**$**	**14,106**	**7.5%**
2/4/2022	Sherwood Park MOB	Gainesville, GA	17,713	$	5,100	$	364	7.1%
	2022 Year-to-Date		**17,713**	**$**	**5,100**	**$**	**364**	**7.1%**

(1) Does not include the effect of 10,447 SF expansion at Mercy Rehabilitation Hospital Oklahoma City for $6.8M generating $805 in annualized base rent, or 11.8% annual return in the fourth quarter.

Acquisitions and Dispositions Under Contract

As of February 25, 2022, the Company had seven properties under contract for an aggregate purchase price of approximately $72.1 million. The properties are currently in the due diligence review period. If the Company identifies problems with the properties or the operators during our review, it may not close on the transactions on a timely basis, or it may terminate the transactions.

On October 5, 2021, the Company entered into an agreement to sell a medical office building located in Belpre, Ohio for gross proceeds of approximately $44.6 million. The property had a net book value of approximately $29.5 million as of December 31, 2021. The transaction is expected to be completed no earlier than June 2022. The buyer is currently in the due diligence period and the transaction is subject to various closing contingencies. Accordingly, the transaction may not close on a timely basis or the buyer may terminate the purchase agreement and not close the transaction. The Company intends to reinvest the sales proceeds in 2022.

See definitions on page 16.

4Q-2021 Earnings Supplemental
11

Portfolio Update 12 Gross Investment in Real Estate (in billions) $1.3 Total Buildings 167 Total Leasable Square Feet (in millions) 4.3 Total Tenants 189 Leased Occupancy 97.5% Total Annualized Base Rent (in millions) $103.1 National and Regional Healthcare Tenants (1) ABR 92.9% Portfolio Rent Coverage* 5.1x Weighted Average Cap Rate 7.8% Weighted Average Lease Term (years) 7.1 Weighted Average Rent Escalations 2.1% (as of December 31, 2021 unless otherwise stated) 4Q - 2021| Earnings Supplemental (1) National and Regional Healthcare Tenants include health systems, national operators, and regional physician groups. * see pages 16 and 17 for reporting definitions. $94 $207 $472 $648 $906 $1,143 $1,343 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 IPO 2016 2017 2018 2019 2020 2021 Gross Portfolio Growth Since IPO - (In Millions) Gross Real Estate Assets Gross Real Estate Investments During the Year

Portfolio Update (continued) 13 4Q - 2021| Earnings Supplemental (1) Other includes Office (2.6%), Acute Hospital (2.3%), LTACH (2.3%), Behavioral Hospital (1.3%), and FSED (0.9%). * See page 1 6 f or reporting definitions. MOB Total – 65.1% IRF – 19.1% S.H. – 6.4% Other – 9.4% Texas 19.1% Florida 10.7% Ohio 7.9% Oklahoma 7.0% Pennsylvania 6.3% Arizona 6.1% Illinois 5.6% Michigan 4.1% Virginia 3.0% Tennessee 3.0% Other 27.2% TX 19.1% FL 10.7% OH 7.9% OK 7.0% PA 6.3% AZ 6.1% IL 5.6% All Others 27.2% Top 10 States % of Annualized Base Rent Asset Types % of Annualized Base Rent (as of December 31, 2021) MOB Total 65.1% MOB 43.2% MOB/ASC 17.3% MOB/Imaging/ER 4.6% IRF 19.1% Surgical Hospital 6.4% Other (1) 9.4%

Tenant Metrics 14 4Q - 2021| Earnings Supplemental (as of December 31, 2021 unless otherwise stated) Tenant Credit Strength By Asset Type Category % of ABR Rent Coverage Ratio* Medical Office Building (MOB) 16.0% 7.7x MOB/Ambulatory Surgery Center (ASC) 14.3% 5.1x TOTAL/WEIGHTED AVERAGE 30.3% 6.5x Inpatient Rehab Facility (IRF) 17.6% 3.3x Surgical Hospital (SH) 6.4% 4.2x Long - Term Acute Care Hospital (LTAC) 2.3% 3.7x TOTAL/WEIGHTED AVERAGE 26.3% 3.6x All Tenants Calculated for Rent Coverage 56.6% 5.1x Large/Credit Tenants Not Calculated 30.4% N/A Other Tenants Not Available 13.0% N/A Lease Expiration ($ in thousands) Rent Coverage 92.9% 7.1% National & Regional Healthcare Tenants (1) 92.9% Unaffiliated 7.1% Tenant Affiliations % of Annualized Base Rent (1) National and Regional Healthcare Tenants include health systems, national operators, and regional physician groups *See pages 16 and 17 for reporting definitions 7.2% 6.9% 5.3% 3.6% 3.3% 3.0% 2.7% 2.6% 2.4% 2.3% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% Top 10 Tenants % of Annualized Base Rent Year Number of Leases LSF % of Total Leasable SF ABR % of Total ABR 2022 34 110,121 2.5% $ 1,559 1.5% 2023 35 280,577 6.5% 6,430 6.2% 2024 53 764,656 17.6% 16,692 16.2% 2025 20 267,635 6.2% 7,211 7.0% 2026 43 468,758 10.8% 10,099 9.8% 2027 23 368,538 8.5% 9,565 9.3% 2028 10 116,352 2.7% 2,970 2.9% 2029 17 316,339 7.3% 9,342 9.1% 2030 16 337,762 7.8% 8,126 7.9% 2031 12 283,349 6.5% 6,166 6.0% Thereafter 35 922,801 21.2% 24,941 24.1% Total Leased SF 298 4,236,888 97.5% $ 103,101 100.0% Current Vacancy 106,579 2.5% Total Leasable SF 4,343,467 100%

Top 10 Tenant Profiles 15 4Q - 2021| Earnings Supplemental Kindred Healthcare, was acquired by LifePoint Health (B 2 ) in late 2021 . LifePoint Health is a diversified healthcare delivery network that spans 29 states and includes more than 65 community hospital campuses, more than 30 rehabilitation and behavioral health hospitals and more than 170 additional sites of care across the healthcare continuum . The expanded LifePoint system has approximately 50 , 000 dedicated employees and 3 , 000 employed providers working across community hospital campuses, physician practices, inpatient rehabilitation facilities, behavioral health facilities, acute rehabilitation units, outpatient centers, and post - acute care facilities . It also has more than 15 new rehabilitation and behavioral health hospitals currently under development . Encompass Health (Ba 3 ) (NYSE : EHC), headquartered in Birmingham, AL, is a national leader in integrated healthcare services offering both facility - based and home - based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies . With a national footprint that includes 145 hospitals, 249 home health locations, and 95 hospice locations in 42 states and Puerto Rico, the Company provides high quality, cost - effective integrated healthcare . Encompass Health is ranked as one of Fortune's 100 Best Companies to Work For . Marietta Memorial Health System (MMH), (BB - ) is headquartered in Marietta, OH, and is the largest health system in the Parkersburg - Marietta - Vienna MSA, with over 3 , 000 employees, and includes three hospitals, a network of outpatient service sites, and provider clinics . Oklahoma Center for Orthopedic & Multi - Specialty Surgery, LLC (OCOM) is based in Oklahoma City, OK, is affiliated with USPI and INTEGRIS, and is a leading hospital for orthopedic specialists . OCOM operates ( i ) a surgical hospital with six operating rooms, nine inpatient treatment rooms and a physical therapy department, (ii) an ambulatory surgery center with three operating rooms, and (iii) multiple imaging centers throughout Oklahoma City . Trinity Health (Aa 3 ) is one of the largest not - for - profit, Catholic health care systems in the nation . It is a family of 115 , 000 colleagues and nearly 26 , 000 physicians and clinicians caring for diverse communities across 25 states . Nationally recognized for care and experience, the Trinity Health system includes 88 hospitals, 131 continuing care locations, the second largest PACE program in the country, 125 urgent care locations and many other health and well - being services . Based in Livonia, Michigan, its annual operating revenue is $ 20 . 2 billion with $ 1 . 2 billion returned to its communities in the form of charity care and other community benefit programs . TeamHealth Holdings is one of the largest providers of physician outsourcing in the United States . Through more than 16 , 000 affiliated healthcare professionals and advanced practice clinicians, TeamHealth offers emergency medicine, hospital medicine, critical care, anesthesiology, orthopedic surgery, general surgery, obstetrics, ambulatory care, post - acute care and medical call center solutions to approximately 3 , 000 acute and post - acute facilities and physician groups nationwide . Blackstone acquired TeamHealth for $ 6 . 1 billion in 2017 . Through its Spectrum Healthcare Resources division, TeamHealth provides permanent, civilian - contracted medical professionals exclusively to U . S . military treatment facilities (MTFs), VA clinics and other Federal agencies through program development and healthcare services delivery . Carrus Health is a privately held, specialty hospital system founded in 2008 and based in Sherman, TX . Carrus Health provides inpatient and outpatient physical rehabilitative care, long term acute care and children’s behavioral health care . Accredited by The Joint Commission and licensed by the Texas Department of Health and Human Services, Carrus Health serves Sherman, Durant, Denison, Gainesville, Denton, McKinney, Plano, Bonham, Lewisville, Carrollton, Fort Worth, Dallas, Oklahoma City and beyond . Steward Health Care is the largest physician - owned, private, for - profit health care network in the U . S . Headquartered in Dallas, Steward operates 39 community hospitals across nine states and internationally in the country of Malta ; serving over 800 communities with 43 , 000 dedicated health care professionals caring for approximately 2 . 2 million patients annually and providing more than 12 million patient encounters per year through its global network of hospitals, urgent care centers, skilled nursing facilities and behavioral health services . Steward Health Care has become an integrated and diversified care delivery system with over 5 , 000 physicians, multiple urgent care centers, 36 hospital campuses, and innovative insurance product offerings . Wake Forest Baptist Health, also known as Atrium Health Wake Forest Baptist, is a pre - eminent academic health system based in Winston - Salem, North Carolina, and part of Atrium Health Enterprise . Atrium Health Wake Forest Baptist’s two main components are an integrated clinical system – anchored by Atrium Health Wake Forest Baptist Medical Center, an 885 - bed tertiary - care hospital in Winston - Salem – that includes Brenner Children’s Hospital, five community hospitals, more than 300 primary and specialty care locations and more than 2 , 700 physicians ; and Wake Forest School of Medicine, the academic core of Atrium Health Enterprise and a recognized leader in experiential medical education and groundbreaking research that includes Wake Forest Innovations, a commercialization enterprise focused on advancing health care through new medical technologies and biomedical discovery . Pipeline Health is a privately held, community-based hospital ownership and management company based in Los Angeles, CA. The principals of Pi pe line Health have more than 250 years of collective experience in clinical medicine, finance, hospital operations and acquisitions. Pipeline’s growing business, through its affi lia tes, includes: Emergent Medical Associates, a leading provider of ER serving 20+ hospital sites and 900,000 patients annually; Integrated Anesthesia Medical Group, with 100 providers performing 15,000 p roc edures annually; Cloudbreak , a telemedicine company with 75,000 monthly encounters in 700 hospitals; Pacific Healthworks, a physician practice management company; Benchmark Hospitalists; an d s even community hospitals in Los Angeles, Chicago and Dallas areas with a total of 1,200 beds.

Reporting Definitions and Other Disclosures Reporting Definitions Annualized Base Rent Annualized base rent represents monthly base rent for most recent month or month of acquisition, multiplied by 12 (or actual NOI where more reflective of property performance) . Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future contractual rental rate increases . Additionally, properties that are accounted for on a cash - collected basis are not included annualized base rent . Capitalization Rate The capitalization rate (“Cap Rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price . For the portfolio capitalization rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price . Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ( EBITDA re and Adjusted EBITDA re ) We calculate EBITDA re in accordance with standards established by NAREIT and define EBITDA re as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, as applicable . We define Adjusted EBITDA re as EBITDA re plus non - cash stock compensation expense, non - cash intangible amortization related to above and below market leases, preacquisition expense and other normalizing items . Management considers EBITDA re and Adjusted EBITDA re important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt . Funds from Operations and Adjusted Funds from Operations Funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) are non - GAAP financial measures within the meaning of the rules of the SEC . The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results . In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate - related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures . Because FFO excludes real estate - related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period - over - period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest expense, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss . AFFO is a non - GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations . Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non - cash items and certain recurring and non - recurring items . For the Company these items include recurring acquisition and disposition costs, loss on the extinguishment of debt, recurring straight line deferred rental revenue, recurring stock - based compensation expense, recurring amortization of above and below market leases, recurring amortization of debt issuance costs, recurring lease commissions, management internalization costs, and other items . Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis . 16 (as of December 31, 2021) 4Q - 2021| Earnings Supplemental

Reporting Definitions and Other Disclosures Reporting Definitions (continued) Rent Coverage Ratio For purposes of calculating our portfolio weighted - average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit - rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed . These ratios are based on latest available information only . Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete . Certain other tenants (approximately 13 % of our portfolio) are excluded from the calculation due to (i) lack of available financial information or (ii) receipt of significant COVID - 19 relief funds that may cause reported coverage to differ materially from underlying performance . Additionally, our Rent Coverage Ratio adds back physician distributions and compensation . Management believes all adjustments are reasonable and necessary . Other Disclosures Non - GAAP Financial Measures Management considers certain non - GAAP financial measures to be useful supplemental measures of the Company's operating performance . For the Company, non - GAAP measures consist of EBITDA re , Adjusted EBITDA re , FFO and AFFO . A non - GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP . The Company reports non - GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs . For these reasons, management deems it appropriate to disclose and discuss these non - GAAP financial measures . The non - GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions . These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs . Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein . Forward - Looking Statements Certain statements contained herein may be considered “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , and it is the Company’s intent that any such statements be protected by the safe harbor created thereby . These forward - looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results . Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with new tenants or the expansion of current properties), future dividends or other financial items ; any other statements concerning our plans, strategies, objectives and expectations for future operations, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward - looking statements . These forward - looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties . Although the Company believes that the expectations, estimates and assumptions reflected in its forward - looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward - looking statements . Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1 A - Risk Factors, in our Annual Report on Form 10 - K, our Quarterly Reports on Form 10 - Q, and in our other filings with the SEC . You are cautioned not to place undue reliance on forward - looking statements . The Company does not intend, and undertakes no obligation, to update any forward - looking statement . Additional Information The information in this document should be read in conjunction with the Company’s Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K, and other information filed with, or furnished to, the SEC . You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13 (a) or 15 (d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www . globalmedicalreit . com) under “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC . The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into, this Earnings Supplemental . You also can review these SEC filings and other information by accessing the SEC’s website at http : //www . sec . gov . Certain information contained in this package, including, but not limited to, information contained in our Top 10 tenant profiles is derived from publicly - available third - party sources . The Company has not independently verified this information and there can be no assurance that such information is accurate or complete . 17 (as of December 31, 2021) 4Q - 2021| Earnings Supplemental

Stephen Swett stephen.swett@icrinc.com 203.682.8377 www.globalmedicalreit.com NYSE: GMRE INVESTOR RELATIONS